EXHIBIT 11



                           GRACO INC. AND SUBSIDIARIES



                  COMPUTATION OF NET EARNINGS PER COMMON SHARE


                                   (Unaudited)

                                                                   Thirteen Weeks  Ended
                                                                   ---------------------
                                                          March 29, 1996         March 31, 1995
                                                          --------------         --------------
                                                         (In thousands except per share amounts)

Net earnings applicable to common stock:
 Net earnings                                                    $5,585                 $5,436

 Less dividends on preferred stock                                    -                     19
                                                                -------                -------

                                                                 $5,585                 $5,417
                                                                =======                =======

Average number of common and common
  equivalent shares outstanding:

  Average number of common
    shares outstanding                                           17,315                 17,124

  Dilutive effect of stock options
    computed on the treasury
    stock method                                                    238                    124
                                                                 ------                 ------

                                                                 17,553                 17,248
                                                                 ======                 ======

Net earnings per common
    and common equivalent share                                    $.32                   $.31
                                                                 ======                 ======


    Primary and fully diluted earnings per share are substantially the same.